UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 6, 2020 (October 5, 2020)

Date of Report (Date of earliest event reported)

Commission File Number

Exact name of registrant as specified in its charter

State or other jurisdiction of incorporation or organization

Address of principal executive offices

Registrant’s telephone number, including area code

IRS Employer Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY (An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 515-242-4300	94-2213782

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
BERKSHIRE HATHAWAY ENERGY COMPANY	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on July 3, 2020, Berkshire Hathaway Energy Company (“BHE”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Dominion Energy, Inc. (“DEI”) and Dominion Energy Questar Corporation (“Dominion Questar”) providing for BHE’s purchase of substantially all of DEI’s gas transmission & storage operating segment assets (the “Transaction”). On October 5, 2020, DEI and Dominion Questar, as permitted under the terms of the Purchase Agreement, delivered notice to BHE of their election to terminate the Transaction with respect to Dominion Energy Questar Pipeline, LLC and related entities (the “Questar Pipeline Group”) and, in connection with the execution of the Q-Pipe Purchase Agreement referenced below, to waive the related termination fee under the Purchase Agreement. BHE currently expects to close the Transaction exclusive of the Questar Pipeline Group on or about November 2, 2020. Pursuant to the terms of the Purchase Agreement, the purchase price for such amended Transaction will be approximately $2.7 billion in cash (subject to certain adjustments) and the assumption of approximately $5.3 billion in debt.

Also on October 5, 2020, BHE entered into a second Purchase and Sale Agreement (the “Q-Pipe Purchase Agreement”) with Dominion Questar providing for BHE’s purchase of the Questar Pipeline Group from Dominion Questar (the “Q-Pipe Transaction”) after receipt of approval under the Hart-Scott-Rodino Improvements Act of 1976, as amended (“HSR Approval”), which is currently anticipated in early 2021, for a purchase price of approximately $1.3 billion in cash (the “Q-Pipe Cash Consideration”), subject to certain post-closing adjustments, and the assumption of approximately $430 million of existing long-term debt. DEI is also a party to the Q-Pipe Purchase Agreement, as guarantor for certain provisions regarding the Purchase Price Repayment Amount (as defined below) and other matters.

Under the Q-Pipe Purchase Agreement, BHE has agreed to deliver the Q-Pipe Cash Consideration to Dominion Questar on November 2, 2020. If the Q-Pipe Transaction does not close, Dominion Questar has agreed to repay all or (depending on the repayment date) substantially all of the Q-Pipe Cash Consideration (the “Purchase Price Repayment Amount”) to BHE on or prior to December 31, 2021. If HSR Approval has not been obtained by June 30, 2021, upon BHE’s written request, Dominion Questar will seek alternative buyers for all or a material portion of the Questar Pipeline Group (an “Alternative Transaction”). The Purchase Price Repayment Amount may be paid in cash or in shares of common stock, no par value, of DEI, or a combination thereof, subject to certain limitations as to stock repayments set forth in the Q-Pipe Purchase Agreement; provided any payment on or after December 15, 2021 must be paid in cash only.

The completion of the Q-Pipe Transaction is subject to other customary closing conditions, including customary conditions regarding the accuracy of the representations and warranties and compliance by the parties in all material respects with their respective obligations under the Q-Pipe Purchase Agreement. The Q-Pipe Transaction is not subject to a financing condition.

The Q-Pipe Purchase Agreement contains customary representations, warranties and covenants related to the conduct of the business and the Q-Pipe Transaction. BHE and Dominion Questar each have agreed to indemnify the other party for losses arising from certain breaches of representations, warranties and covenants contained in the Q-Pipe Purchase Agreement and other liabilities, subject to certain limitations.

The foregoing description of the Q-Pipe Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Q-Pipe Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Q-Pipe Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about BHE, DEI, Dominion Questar or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Q-Pipe Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Q-Pipe Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Q-Pipe Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); and (iv) may have been made for the purposes of allocating contractual risk between the parties to the Q-Pipe Purchase Agreement instead of establishing these matters as facts. Additionally, the representations, warranties, covenants, conditions and other terms of the Q-Pipe Purchase Agreement may be subject to subsequent waiver or modification, and information concerning the subject matter of the representations, warranties and covenants may change after the date of the Q-Pipe Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Q-Pipe Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Forms 10-K, Forms 10-Q and other documents that are filed with the United States Securities and Exchange Commission (“SEC”).

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon BHE’s and its subsidiaries’ (collectively, the “Company”) current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of the Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•

general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and restructuring of the utility industry, and reliability and safety standards, affecting the Company’s operations or related industries;

•

changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•

the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and the Company’s ability to recover costs through rates in a timely manner;

•

changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or the Company’s ability to obtain long-term contracts with customers and suppliers;

•

performance, availability and ongoing operation of the Company’s facilities, including facilities not operated by the Company, due to the impacts of market conditions, outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•

the effects of catastrophic and other unforeseen events, which may be caused by factors beyond the control of the Company or by a breakdown or failure of the Company’s operating assets, including severe storms, floods, fires, earthquakes, explosions, landslides, an electromagnetic pulse, mining incidents, litigation, wars, terrorism, pandemics (including potentially in relation to COVID-19), embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;

•

a high degree of variance between actual and forecasted load or generation that could impact the Company’s hedging strategy and the cost of balancing its generation resources with its retail load obligations;

•

changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition, creditworthiness and operational stability of the Company’s significant customers and suppliers;

•	changes in business strategy or development plans;

•

availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in interest rates;

•	changes in the Company’s credit ratings;

•	risks relating to nuclear generation, including unique operational, closure and decommissioning risks;

•	hydroelectric conditions and the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings;

•

the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and the ability of the Company to recover such costs in regulated rates;

•	fluctuations in foreign currency exchange rates, primarily the British pound and the Canadian dollar;

•	increases in employee healthcare costs;

•

the impact of investment performance and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	changes in the residential real estate brokerage, mortgage and franchising industries and regulations that could affect brokerage, mortgage and franchising transactions;

•	the ability to successfully integrate future acquired operations into the Company’s business;

•

unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on the financial results of the Company; and

•	other business or investment considerations that may be disclosed from time to time in the Company’s filings with the SEC or in other publicly disseminated written documents.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

2.1*	Purchase and Sale Agreement, dated as of October 5, 2020, by and between Dominion Energy Questar Corporation, Dominion Energy, Inc. and Berkshire Hathaway Energy Company.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits are contained within the Q-Pipe Purchase Agreement. BHE hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY

Date: October 6, 2020

/s/ Calvin D. Haack
Calvin D. Haack
Senior Vice President and Chief Financial Officer

5